UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
July 26, 2005
(Date of earliest event reported)
Date of Report
Access National Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-49929	82-0545425

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1800 Robert Fulton Drive, Suite 300, Reston, VA 20191
(Address of principal executive offices) (Zip Code)
(703) 871-2100
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective July 26, 2005, the Board of Directors of Access National Corporation (“Access”) amended Access’ Bylaws so that the Chairman of the Board is not a designated officer of Access.
The amendment created a new Section 19 within Article III — Directors, which reads:
Section 19. Chairman of the Board of Directors. The Chairman of the Board of Directors shall act as chairman of and preside over meetings of the directors and shall perform such duties as may be lawfully required of, or conferred upon, him by the board of directors.
The amendment also deleted a reference to the Chairman of the Board of Directors in Section 1 within Article IV — Officers and deleted Section 2 of Article IV in its entirety. The prior text of these sections read as follows (with deleted text indicated by ~~strikethrough~~).
Section 1. Generally. The officers of the Corporation shall be ~~a Chairman of the Board of Directors,~~ a Chief Executive Officer, a President, a Secretary and a Treasurer, each of whom shall be appointed by the board of directors at a regular meeting of the directors held as soon as may be practicable after each annual meeting of the shareholders or, if a vacancy shall exist in any such office, at a special meeting of the directors held as soon as may be practicable after the resignation, death or removal of the officer theretofore holding the same. The board of directors, the Chairman of the Board of Directors, the Chief Executive Officer, or the President may also, from time to time, appoint one or more Vice Presidents or other officers and assistant officers and fill any vacancy that may exist in any such office as a result of the resignation, death or removal of the officer theretofore holding the same. Any officer may hold more than one office and may, but need not, be a director. Each officer shall have the authority and perform the duties which pertain to the office held by him, or as set forth in these bylaws or, to the extent consistent with these bylaws, such duties as may be prescribed by the board of directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President.
~~Section 2. Chairman of the Board of Directors. The Chairman of the Board of Directors shall act as chairman of and preside over meetings of the directors and shall perform such duties as may be lawfully required of, or conferred upon, him by the board of directors.~~
Additional conforming edits were made to section references and page number references. A copy of the complete Bylaws, as amended, is attached hereto as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

3.2	Bylaws of the Company

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS NATIONAL CORPORATION (Registrant)
Date: July 27, 2005	By:	/s/ Michael W. Clarke
	Name:	Michael W. Clarke
	Title:	President and Chief Executive Officer

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